Exhibit 10.2

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (this “Agreement”) is made as of this 22nd day of March, 2007 (the “Effective Date”), by and among Greens Worldwide Incorporated, an Arizona Corporation (“GRWW”), AJW Partners, LLC, a Delaware limited liability company (“AJW Partners”), AJW Offshore, Ltd., a Caymans Island corporation (“AJW Offshore”), AJW Qualified Partners, LLC, a New York limited liability company (“AJW Qualified Partners”), New Millennium Capital Partners, II, LLC, a New York limited liability company (“New Millennium” and together with AJW Partners, AJW Offshore and AJW Qualified Partners, “NIR”), Andara Corporation (“Andara”), and Dutchess Advisors, LLC (“Dutchess”) (each individually a “Party” and collectively the “Parties”).

RECITALS:

A. Pursuant to that Securities Purchase Agreement dated as of the date hereof and other agreements, instruments and documents executed in connection therewith (collectively, the “Restructure Documents”), NIR and GRWW have agreed to restructure certain convertible notes and warrants held by NIR pursuant to that Securities Purchase Agreement dated as of September 16, 2005, that Securities Purchase Agreement dated as of July 31, 2006, that Securities Purchase Agreement dated as of September 19, 2006, that Letter Agreement dated as of October 13, 2006, and that Letter Agreement dated as of November 20, 2006 (collectively, the “Prior NIR Agreements”).

B. Pursuant to that letter agreement among GRWW, Andara and Dutchess dated September 7, 2005 (the “Andara Agreement”), Andara and Dutchess are entitled to receive certain payments, fees and warrants from GRWW.

C. The Parties desire to terminate the Prior NIR Agreements and the Andara Agreement and any and all other agreements, statements, instruments (including, without limitation, warrants and notes), certificates or other documents between or among GRWW and any of NIR, Andara and/or Dutchess except the Restructure Documents (collectively, the “Documents”) in exchange for the consideration received pursuant to the Restructure Documents.

D. Each of NIR, Andara and Dutchess desire to release GRWW from any potential claims, known and unknown, it may have against GRWW as provided in this Agreement, and GRWW desires to release NIR, Andara and Dutchess, from any potential claims, known and unknown, it may have against any of them as provided in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1. TERMINATION OF THE DOCUMENTS. The Documents are hereby declared to be null and void and of no further force and effect.

2. RELEASE OF CLAIMS BY EACH PARTY. In consideration of the promises recited in this Agreement, each of NIR, Andara and Dutchess, on behalf of its successors, assigns, officers, directors, managers, shareholders, members, attorneys, agents, employees and representatives, hereby does, knowingly and voluntarily, release, acquit and forever discharge GRWW, and its successors, assigns, officers, directors, shareholders, attorneys, agents, employees and representatives, from any and all claims, suits, demands, causes of action, debts, damages, costs, losses, obligations, judgments, charges, expenses, dues, sums of money, accounts and controversies of whatever kind or nature, direct or indirect, arising in tort or contract, whether known or unknown, contingent or noncontingent, at law or in equity, which have arisen or may arise by reason of, or in any matter, grown out of the subject matter of the Documents. This release will apply to any actions taken or omissions made by GRWW that, at the time of the execution of this Agreement, NIR, Andara or Dutchess are unaware.

In consideration of the promises recited in this Agreement, GRWW, on behalf of its successors, assigns, officers, directors, shareholders, attorneys, agents, employees and representatives, hereby does, knowingly and voluntarily, release, acquit and forever discharge NIR, Andara and Dutchess, and their respective successors, assigns, officers, directors, shareholders, attorneys, agents, employees and representatives, from any and all claims, suits, demands, causes of action, debts, damages, costs, losses, obligations, judgments, charges, expenses, dues, sums of money, accounts and controversies of whatever kind or nature, direct or indirect, arising in tort or contract, whether known or unknown, contingent or noncontingent, at law or in equity, which have arisen or may arise by reason of, or in any matter, grown out of the subject matter of the Documents. This release will apply to any actions taken or omissions made by NIR, Andara or Dutchess that, at the time of the execution of this Agreement, GRWW is unaware.

3. AGREEMENT NOT TO FILE FUTURE SUITS OR CHARGES. By executing this Agreement, each Party agrees never to file any lawsuits in any court (state or federal) or to file any charges with local, state or federal administrative agencies concerning the claims released in Section 2 of this Agreement. Each Party, by signing this Agreement, also affirms that it has not filed, consented to be filed, or presently is a party to any claim, complaint or action against any other Party.

4. OTHER OBLIGATIONS. Each of NIR, Andara and Dutchess agree that, as of the Effective Date, GRWW has no obligations to such Party, in any capacity, other than its respective obligations set forth in the Restructure Documents.

5. REPRESENTATIONS AND WARRANTIES. The Parties represent and warrant to each other that each of the following facts is currently true and will be true as of the Effective Date:

(a) Each Party has full power to enter into, execute, deliver and perform all of its obligations under this Agreement, including, without limitation, the release of claims set forth in Section 2 of this Agreement.

(b) This Agreement has been duly executed and delivered. It constitutes a legal, valid, and binding agreement and is enforceable according to its terms.

(c) No other person or entity is a necessary party to this Agreement to accomplish completely the purposes of this Agreement.

(d) Each Party has had the opportunity to review this Agreement with counsel, has fully considered the effect of this Agreement and has voluntarily executed and delivered this Agreement after such review and consideration.

6. CONSTRUCTION OF AGREEMENT. The following provisions and principles shall apply to the interpretation, construction, and enforcement of this Agreement:

(a) The headings of each section of this Agreement are inserted for the convenience of the parties and shall not affect or be considered in the interpretation of this Agreement.

(b) Each Party has borne equal responsibility for the drafting of each provision of this Agreement, including the provisions of this section, and no term or provision shall be interpreted against or in favor of any Party by virtue of the Party’s role in drafting this Agreement.

(c) When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural, and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa.

(d) Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e) The Recitals are part of this Agreement and are incorporated by reference.

6. BINDING EFFECT. This Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns.

7. ENTIRE AGREEMENT. This Agreement and the Restructure Documents contain the understanding of the Parties related to the subject matter hereof, and supersede all prior or contemporaneous agreements, undertakings, contracts, offers and acceptances of the Parties not set forth herein. This Agreement may not be modified, amended, superseded, canceled or revoked, in whole or in part, except in a writing signed by each Party.

8. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties authorize each other to detach and combine original signature pages and consolidate them into a single identical original. Any one of such completely executed counterparts shall be sufficient proof of this Agreement. Confirmation of execution and delivery by telecopy of a facsimile signature page shall constitute a legal, valid, and binding execution of this Agreement by any Party so confirming.

9. ATTORNEY’S FEES. In the event that a Party is deemed to have breached the terms of this Agreement by a court of competent jurisdiction, the breaching Party shall be responsible for the non-breaching Party’s costs and reasonable attorney’s fees.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Release Agreement to be duly executed as of the date first above written.

GREENS WORLDWIDE INCORPORATED

By:	/s/ William Conwell
William Conwell, President and CEO

AJW PARTNERS, LLC

By:	SMS Group, LLC

	By:	/s/ Corey S. Ribotsky
Corey S. Ribotsky, Manager

AJW OFFSHORE, LTD.

By:	First Street Manager II, LLC

	By:	/s/ Corey S. Ribotsky
Corey S. Ribotsky, Manager

AJW QUALIFIED PARTNERS, LLC

By:	AJW Manager, LLC

	By:	/s/ Corey S. Ribotsky
Corey S. Ribotsky, Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC

By:	First Street Manager II, LLC

	By:	/s/ Corey S. Ribotsky
Corey S. Ribotsky, Manager

ANDARA CORPORATION

By:	/s/
Name:
Title:

DUTCHESS ADVISORS, LLC

By:	/s/
Name:
Title: